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                                                                   Exhibit 10.27

                    AGREEMENT AND INSTRUCTIONS TO STAKEHOLDER

         In consideration of the mutual promises and covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, Cadus Pharmaceutical Corporation, a Delaware corporation (hereinafter referred to as "Cadus"), SIBIA Neurosciences, Inc., a Delaware corporation (hereinafter referred to as "SIBIA"), and Security Trust Company, a California corporation (hereinafter referred to as "Stakeholder") make the following agreement entitled Agreement And Instructions To Stakeholder (hereinafter referred to as the "Agreement and Instructions") relating to the property to be held by the Stakeholder under this Agreement and Instructions. In connection with this Agreement and Instructions, Cadus and SIBIA have also entered into a Security Agreement and Cadus has executed UCC-1 financing statements pursuant thereto.

         This Agreement and Instructions is entered into pursuant to the Order issued by the United States District Court for the Southern District of California (hereinafter referred to as "the District Court") dated March 10, 1999, conditionally granting Cadus' motion for an alternate security, staying the enforcement of the District Court's Judgment dated March 10, 1999, in SIBIA Neurosciences, Inc. v. Cadus Pharmaceutical Corporation, Case No. 961231 IEG POR. (hereinafter referred to as the Judgment).

         1. (a) Concurrently with the execution of this Agreement and Instructions, Cadus shall irrevocably transfer to Stakeholder the sum of Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00) to be held in trust pursuant to the terms of this Agreement and Instructions (hereinafter referred to as "the initial sum").

                  (b) The parties agree that the amount of prejudgment interest from December 31, 1998, to the entry of Judgment on March 10, 1999, is One Hundred Fifty-Eight Thousand, Two Hundred Twenty-Seven Dollars and Forty Cents ($158,227.40), and that the clerk of the court shall determine the amount of trial costs pursuant to an application to tax the bill of costs and disbursements, to be filed by SIBIA with the District Court. In the event prejudgment interest and trial costs (as set forth in an order granting SIBIA trial costs) exceed Four Hundred Fifty Thousand Dollars ($450,000.00), Cadus shall irrevocably transfer to Stakeholder, within 10 days of entry of


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such order, an amount equal to the excess to be held in trust. This amount shall be in addition to the initial sum.

         2. The funds irrevocably transferred pursuant to paragraph 1 shall be held by Stakeholder as trustee in trust as a fund and shall be distributed by Stakeholder within two business days in accordance with:

                  (a) Instructions in writing by Cadus and SIBIA; or

                  (b) A final disposition of the case entitled SIBIA Neurosciences, Inc. v. Cadus Pharmaceutical Corporation, Case No. 96 1231 IEG
(POR), currently pending before the United States District Court for the Southern District of California (hereinafter referred to as "the Action"), confirming the full amount of the jury damage award of Eighteen Million Dollars ($18,000,000.00), after exhaustion of all appellate rights; or

                  (c) An Order issued by the United States District Court for the Southern District of California upon remand of the Action in the event the United States Court of Appeals for the Federal Circuit (the "Federal Circuit") or the United States Supreme Court do not affirm the full amount of the jury damage award of Eighteen Million Dollars ($18,000,000.00).

         3. Cadus, SIBIA and Stakeholder agree that the District Court shall retain jurisdiction over the Action for the purpose of: (a) resolving any dispute between Cadus and SIBIA regarding the proper distribution of the funds following the judgment rendered by the Federal Circuit or the United States Supreme Court pursuant to paragraph 2; (b) appointing a new Stakeholder pursuant to paragraph 16; and (c) otherwise enforcing the terms of this Agreement and Instructions. Cadus, SIBIA and Stakeholder further agree that any action required to enforce this Agreement and Instructions, including any action against Stakeholder, shall be brought in the District Court, and Stakeholder specifically consents to jurisdiction and venue of such action in the District Court.

         4. Stakeholder shall invest the funds held by it pursuant to this Agreement and Instructions in the following investments: the Goldman Sachs Financial Square Government Fund, treasury bills or investment grade securities that are direct obligations of the United States of America. The parties anticipate that it will likely take between 12 to 16 months to obtain the judgment of the Federal Circuit referred to in paragraph 2 of this Agreement and Instructions, and the investment of funds hereunder shall take that timing into consideration so that investments will mature and funds will be available for distribution within a reasonable time (within 30 to 60 days)


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after the judgment has been rendered. All funds held by Stakeholder under this
Agreement and Instructions shall be segregated from any other funds and other property of Stakeholder and Stakeholder shall utilize a bank or banks and/or brokerage companies (collectively "Banks") which have been approved in writing by Cadus and approved in writing by SIBIA, which approval by Cadus and SIBIA shall be in the respective sole discretion of the Chief Executive Officer of SIBIA and the Chief Executive Officer of Cadus. Such funds shall be held in accounts located only in New York or California at such Banks. Such Banks may not be changed without written approval of the parties. Interest earned on such funds while held by Stakeholder shall be reinvested and held as provided in paragraph 2. Stakeholder shall provide monthly statements to the parties on the status of the accounts.

         5. Upon Cadus' irrevocably transferring to Stakeholder the funds to be held in trust pursuant to paragraph 1(a) of this Agreement and Instructions, that portion of the Agreement and Instructions shall constitute an executed contract and will no longer be executory in nature.

         6. Upon Cadus' irrevocably transferring to the Stakeholder the funds to be held in trust pursuant to paragraph 1(b) of this Agreement and Instructions, that portion of the Agreement and Instructions shall constitute an executed contract and will no longer be executory in nature.

         7. Cadus and SIBIA agree that in the event any of the funds held in trust pursuant to this Agreement and Instructions are removed from the control of Stakeholder for any reason (other than pursuant to paragraphs 2, 16 or 17 herein), or if Cadus does not irrevocably transfer the funds as required by paragraph 1 herein, the stay of enforcement of the Judgment as ordered by the District Court shall be dissolved immediately and without need for any further order of the District Court.

         8. Cadus and SIBIA agree that in the event Cadus files for bankruptcy protection under the United States Bankruptcy Code, Cadus agrees that SIBIA shall be entitled to immediate relief from any stay under the Bankruptcy Code to the extent necessary to request that this Agreement and Instructions be carried out in full force and effect.

         9. Cadus and SIBIA agree that in the event that Cadus files for bankruptcy protection under the United States Bankruptcy Code and any of the funds are removed from the control of the Stakeholder for any reason (other than pursuant to paragraphs 2, 16 or 17 herein) or are not irrevocably transferred by Cadus as required by paragraph 1 herein: (a) SIBIA shall be entitled to immediate relief from any stay under the Bankruptcy Code, (b) SIBIA shall be entitled, at any time,


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to make a motion to the Bankruptcy Court to seek relief from any automatic stay under the United States Bankruptcy Code, for the purpose of enforcing the Judgment or the part of the Judgment as to which the Federal Circuit or the United States Supreme Court affirms, and (c) Cadus shall not oppose any such motion on any ground and shall support any such motion by SIBIA.

         10. Cadus and SIBIA agree that SIBIA shall be entitled, at any time after Cadus files for bankruptcy protection under the United States Bankruptcy Code, to make a motion to the Bankruptcy Court to seek relief from any automatic stay under the United States Bankruptcy Code to pursue, obtain entry of, and enforce, including where appropriate enforcement of paragraph 2(b) herein, the Judgment or part of the Judgment as to which the Federal Circuit or the United States Supreme Court affirms. Cadus shall not oppose any such motion and shall support any such motion, except Cadus shall retain the right to seek enforcement of this Agreement and Instructions by opposition to such motion, provided, however, that Cadus' right hereunder shall be subject to the provisions of paragraphs 7, 8 and 9, which shall take precedence.

         11. Cadus hereby waives any right that it may have to seek and agrees not to seek injunctive relief under any law, including but not limited to 11 U.S.C. ss. 105, to prohibit or enjoin SIBIA from pursuing, obtaining entry of and enforcing the Judgment or the part of the Judgment as to which the Federal Circuit or the United States Supreme Court affirms, including where appropriate enforcement of paragraph 2(b) of this Agreement and Instructions. Notwithstanding the foregoing, Cadus shall have the right to seek and obtain a stay of the enforcement of the Judgment while appealing the Judgment to the Federal Circuit or the United States Supreme Court and to seek injunctive relief to enforce its rights under paragraphs 2 and 4 of this Agreement and Instructions. Cadus' right hereunder shall be subject to the provisions of paragraphs 7, 8 and 9, which shall take precedence.

         12. Stakeholder shall be paid for its services as a stakeholder the sum of Two Thousand Five Hundred Dollars ($2,500.00) per year, which sum shall be paid by Cadus. In addition, Cadus shall be liable for reimbursing the expenses of Stakeholder for any direct out-of-pocket expenses it shall incur in the performance of its duties as a stakeholder herein.

         13. In performing any of its services under this Agreement and Instructions, Stakeholder shall not incur any liability to anyone for damages, loss or expenses, except for damages, loss or expenses resulting from its willful misconduct or gross negligence. Stakeholder agrees that it shall


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be deemed to have been grossly negligent if it distributes funds in a manner that is inconsistent with the terms of this Agreement and Instructions. However, if SIBIA incurs any loss that is caused by the conduct of Stakeholder in performing its services hereunder, Cadus shall indemnify SIBIA for such loss within thirty (30) days of a written demand for indemnification.

         14. Unless it has knowledge to the contrary, Stakeholder may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine. Stakeholder may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

         15. Stakeholder shall have no claim against the irrevocably transferred funds or other property, and relinquishes any right or claim it may have against the foregoing. Stakeholder hereby irrevocably and unconditionally waives and agrees not to exercise any rights now or hereafter granted under any agreement with Cadus or SIBIA under applicable law or otherwise to set off and/or to appropriate and apply all or any portion of the funds or other property held in or transferred hereunder on account of any indebtedness, liabilities or other obligations owed to Stakeholder (other than liabilities owed to Stakeholder under this Agreement and Instructions).

         16. Stakeholder may resign upon 30 days prior written notice to the parties to this Agreement and Instructions. If a successor stakeholder is not appointed by Cadus and SIBIA within a 30-day period following such written notice, Stakeholder may petition the United States District Court for the Southern District of California to name a successor.

         17. Cadus and SIBIA may, by mutual agreement, at any time and from time to time, terminate Stakeholder's responsibilities and substitute a new stakeholder hereunder. Within five days after notification from Cadus and SIBIA, in writing, that a new stakeholder has been substituted for it, Stakeholder shall, after paying any costs of Stakeholder incurred in maintaining and operating the trust held hereunder and reimbursable under this Agreement and Instructions, transfer over to the new stakeholder all of the funds and other property held hereunder.

         18. Cadus agrees to pay 50% of the legal fees incurred by SIBIA after March 10, 1999, in negotiating the terms of this Agreement and Instructions. SIBIA shall provide Cadus with copies of the bills, recording attorney time spent in the negotiation of the terms of this Agreement and Instructions. Cadus shall pay its 50% share of these fees directly to SIBIA.


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         19. This Agreement and Instructions may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. The terms of this Agreement and Instructions shall be binding on and shall inure to the benefit of the successors, transferees, representatives and assignees of the parties.

                              CADUS PHARMACEUTICAL CORPORATION

                              By: /s/ James Rielly
                                  --------------------------------------
                              Its: Vice President of Finance
                                   Treasurer and Secretary


                              SIBIA NEUROSCIENCES, INC.

                              By: ______________________________________

                              Its: _____________________________________



                              SECURITY TRUST COMPANY

                              By: /s/ [illegible]
                                  --------------------------------------
                              Its: President


                              By: /s/ Carl F. Weidner, Jr.
                                  --------------------------------------
                              Its: Trust Officer and
                                   Asst. Corporate Secretary


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